UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

Analog Devices, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Analog Way Wilmington, MA		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.16 2/3 par value per share	ADI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Senior Notes Offering

On April 3, 2024, Analog Devices, Inc. (“Analog Devices”) issued $550,000,000 aggregate principal amount of senior notes due April 1, 2034 (the “2034 Notes”) and $550,000,000 aggregate principal amount of senior notes due April 1, 2054 (the “2054 Notes” and, together with the 2034 Notes, the “Notes”) pursuant to an effective registration statement on Form S-3 (File No. 333-259782) (the “Registration Statement”) and a related prospectus and prospectus supplement, each as filed with the Securities and Exchange Commission (the “SEC”). The Notes were issued pursuant to an indenture, dated as of June 3, 2013 (the “Base Indenture”), as supplemented by a supplemental indenture, dated as of April 3, 2024 (the “Supplemental Indenture”), in each case between Analog Devices and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes are unsecured unsubordinated obligations of Analog Devices and are not guaranteed by any of Analog Devices’ subsidiaries. The Base Indenture and the Supplemental Indenture contain certain covenants, events of default and other customary provisions.

The Notes were sold in an underwritten public offering pursuant to an underwriting agreement, dated as of April 1, 2024, between Analog Devices and BofA Securities, Inc., as representative of the several underwriters named therein (the “Underwriting Agreement”). The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The 2034 Notes bear interest at a rate of 5.050% per annum and will mature on April 1, 2034. The 2054 Notes bear interest at a rate of 5.300% per annum and will mature on April 1, 2054. Interest on each series of Notes is payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2024. Prior to January 1, 2034 in the case of the 2034 Notes (the date that is three months prior to the scheduled maturity date of the 2034 Notes) and October 1, 2053 in the case of the 2054 Notes (the date that is six months prior to the scheduled maturity date of the 2054 Notes) (each, a “Par Call Date”), Analog Devices may, at its option, redeem the applicable series of Notes, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes of such series matured on the applicable Par Call Date) on a semi-annual basis at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes of such series being redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the applicable Par Call Date, Analog Devices may, at its option, redeem each series of Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date. The Notes are unsecured and rank equally in right of payment with all of Analog Devices’ other existing and future unsecured senior indebtedness.

The foregoing descriptions of the Notes, the Base Indenture and the Supplemental Indenture are summaries only and are qualified in their entirety by reference to the full text of such documents. The Base Indenture, which was filed as Exhibit 4.1 to Analog Devices’ Current Report on Form 8-K filed with the SEC on June 3, 2013, and the Supplemental Indenture, which is attached hereto as Exhibit 4.2, are incorporated herein by reference. All capitalized terms used above and not otherwise defined have the meaning given to such terms in the Base Indenture and the Supplemental Indenture.

A copy of the opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to Analog Devices, relating to the legality of the Notes is attached hereto as Exhibit 5.1 and incorporated into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 1, 2024, between Analog Devices and BofA Securities, Inc., as representative of the several underwriters named therein.

4.1	Indenture, dated June 3, 2013, between Analog Devices and The Bank of New York Mellon Trust Company, N.A., as trustee, filed as Exhibit 4.1 to Analog Devices’ Current Report on Form 8-K (File No. 1-7819) as filed with the Commission on June 3, 2013 and incorporated herein by reference.

4.2	Supplemental Indenture, dated April 3, 2024, between Analog Devices and The Bank of New York Mellon Trust Company, N.A., as trustee (including the forms of note contained therein).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALOG DEVICES, INC.

Date: April 3, 2024	By:	/s/ Janene I. Asgeirsson
	Name:	Janene I. Asgeirsson
	Title:	Senior Vice President, Chief Legal Officer and Secretary